EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1/A (File no. 333-185738) of our report dated March 28, 2013 with respect to the audited financial statements of Opexa Therapeutics, Inc. for the years ended December 31, 2012 and 2011.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

April 8, 2013